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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on
Form S-8 (File No.     ) of our report dated February 6, 1997 on our audits of
the consolidated financial statements of VF Corporation as of January 4, 1997 and December 30, 1995, and for the years then ended, appearing on page 21 of the 1996 Annual Report of Shareholders, which is incorporated by reference in the 1996 VF Corporation Annual Report on Form 10-K. We also consent to the incorporation by reference in this registration statement on Form S-8 (File
No.     ) of our report dated February 6, 1997 on our audits of the consolidated financial statement schedule of VF Corporation as of January 4, 1997 and December 30, 1995, and for the years then ended, which report is included in the VF Corporation 1996 Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.
Philadelphia, PA
August 4, 1997